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Exhibit 10.7 - Material Contract

                                SECOND AMENDMENT
                                       TO
                                 HORIZON BANCORP
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

       WHEREAS, Horizon Bancorp (the "Corporation") maintains the Horizon Bancorp Supplemental Executive Retirement Plan (the "Plan"); and

         WHEREAS, the Corporation's Board of Directors has determined that it is in the Corporation's best interests to amend the Plan.

         NOW, THEREFORE, pursuant to the power reserved to the Corporation under Section 7.1 of the Plan, the Plan is hereby amended, effective , 1996, in the following particulars:

         1. By adding the following new Section 4.3 to the Plan to read as follows:

                           "4.3     CHANGE IN CONTROL.

                           (a) ESTABLISHMENT OF A TRUST DUE TO CHANGE IN CONTROL OF THE COMPANY. Notwithstanding the provisions of Sections 4.1 and 4.2, upon a Change in Control of the Company, as defined in Section 4.3(b), the Company shall, as soon as possible, but in no event later than ninety (90) days following the Change in Control, establish a trust that shall substantially conform to the model trust, as described in Revenue Procedure 92-64. Upon the creation of such trust, the Company shall make an irrevocable lump sum contribution to the trust in an amount that is sufficient to pay all Plan Participants and beneficiaries the benefits to which Plan Participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.


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                           (b)      DEFINITION OF CHANGE IN CONTROL. "Change in
                                    Control" means a change in control of a
                                    nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes; provided that, without limitation, a Change in Control shall be deemed to have occurred if and when (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities or (ii) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election. Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with any public offering or private placement of its stock."

                  IN WITNESS WHEREOF, the Corporation has caused this amendment
to be executed on its behalf by its duly authorized officers this day of       ,
1996, but effective as of                      , 1996.


                                             HORIZON BANCORP



                                             By:
                                                -----------------------
                                               Robert C. Dabagia, President
[ S E A L]

ATTEST:


By:
   ---------------------------
      Larry E. Reed, Chairman



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